Exhibit (h)(4)

EXPENSE LIMITATION AGREEMENT

Amendment No. 1

February 1, 2004

The Expense Limitation Agreement dated May 1, 2003 (the “Agreement”) by and between SUN CAPITAL ADVISERS TRUST (the “Trust”), on behalf of its series listed on Schedule A (each a “Fund” and collectively the “Funds”) and SUN CAPITAL ADVISERS, INC. (the “Adviser”) is hereby amended as follows:

WHEREAS, the Trust has re-designated the outstanding shares of the Funds as “Initial Class” shares, and

WHEREAS, the Trust has registered a new class of shares of the Funds, designated as “Service Class” shares, and

WHEREAS, the Service Class shares of each Fund differ from the Initial Class shares of each Fund in that the Service Class shares bear a distribution and services fee under Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust and the Adviser desire to establish a fee waiver and expense limitation arrangement relating to the Service Class of each Fund; and

WHEREAS, the Adviser has agreed to waive its advisory fees and reimburse the Funds for ordinary operating expenses so that the total operating expenses for the Initial Class and Service Class of each Fund will not exceed the percentage of average daily net assets set forth on Schedule A (such percentage as applicable to each class of each Fund is referred to herein as the “Expense Limitation”);

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1. Section 1 of the Agreement is replaced in its entirety with the following:

1.

Term. The Adviser agrees to waive its advisory fees and to reimburse each Fund listed on Schedule A for its ordinary operating expenses for a period from the date of this Amendment to April 30, 2004 (the “Initial Term”), and unless and until earlier terminated as provided in Section 2 of the Agreement, for successive 12-month periods (each a “Subsequent Period”), to the extent necessary so that the total operating expenses (as defined in Section 4 of the Agreement) of the Initial Class and Service Class of such Fund during such period do not exceed the Expense Limitation set forth on Exhibit A.

2. Schedule A is replaced in its entirety with the amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed in duplicate by their respective officers as of the day and year first above written.

SUN CAPITAL ADVISERS TRUST On behalf of its Series,

Sun Capital All Cap Fund
Sun Capital Investment Grade Bond Fund
Sun Capital Money Market Fund
Sun Capital Real Estate Fund
SC Alger Growth Fund
SC Alger Income & Growth Fund
SC Alger Small Capitalization Fund
SC Davis Financial Fund
SC Davis Venture Value Fund
SC Neuberger Berman Mid Cap Growth Fund
SC Neuberger Berman Mid Cap Value Fund
SC Value Equity Fund
SC Value Managed Fund
SC Value Mid Cap Fund
SC Value Small Cap Fund
SC Blue Chip Mid Cap Fund
SC Investors Foundation Fund
SC Select Equity Fund

Attest:	/s/ Maura A. Murphy	By:	/s/ James M.A. Anderson
Name:	Maura A. Murphy	Name:	James M.A. Anderson
		Title:	President, Chief Executive Officer and Trustee

SUN CAPITAL ADVISERS, INC.

By:	/s/ James F. Alban
Name:	James F. Alban
Title:	Chief Financial Officer

By:	/s/ Richard Gordon
Name:	Richard Gordon
Title:	Senior Vice President

SCHEDULE A

FUND	EXPENSE CAP
	Initial Class	Service Class
Sun Capital All Cap Fund	0.90%	1.15%
Sun Capital Investment Grade Bond Fund	0.75%	1.00%
Sun Capital Money Market Fund	0.65%	0.90%
Sun Capital Real Estate Fund	1.25%	1.50%
SC Alger Growth Fund	0.90%	1.15%
SC Alger Income & Growth Fund	0.80%	1.05%
SC Alger Small Capitalization Fund	1.00%	1.25%
SC Davis Financial Fund	0.90%	1.15%
SC Davis Venture Value Fund	0.90%	1.15%
SC Neuberger Berman Mid Cap Growth Fund	1.10%	1.35%
SC Neuberger Berman Mid Cap Value Fund	1.10%	1.35%
SC Value Equity Fund	0.90%	1.15%
SC Value Managed Fund	0.90%	1.15%
SC Value Mid Cap Fund	1.00%	1.25%
SC Value Small Cap Fund	1.00%	1.25%
SC Blue Chip Mid Cap Fund	1.00%	1.25%
SC Investors Foundation Fund	0.90%	1.15%
SC Select Equity Fund	0.90%	1.15%